As filed with the Securities and Exchange Commission on January 23, 2008

Registration No. 33-975

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-0065325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of Principal Executive Offices)	(Zip Code)

American Greetings Corporation

1985 Incentive Stock Option Plan

(Full title of plan)

Catherine M. Kilbane, Esq.

Senior Vice President, General Counsel and Secretary

One American Road, Cleveland, Ohio 44144

(Name and address of agent for service)

(216) 252-7300

(Telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering. This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

EXPLANATORY NOTE

On November 7, 1985, American Greetings Corporation (the “Company”) filed a registration statement on Form S-8 (Reg. No. 33-975) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the offer and sale of 1,000,000 Class A Common Shares, $1.00 par value, 100,000 Class B Common Shares, $1.00 par value and 100,000 Class A Common Shares (issuable upon conversion of the Class B Common Shares) (collectively, the “Shares”) pursuant to the American Greetings Corporation 1982 Incentive Stock Option Plan (the “Plan”). This Post-Effective Amendment No. 1 is an amendment to the Registration Statement.

The Plan has expired in accordance with its terms. Accordingly, pursuant to the undertaking in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Shares registered under the Registration Statement which remain unissued.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No.	Description
24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of January 23, 2008.

American Greetings Corporation

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons as of January 23, 2008 in the capacities indicated.

*
Morry Weiss, Chairman of the Board; Director

*
Zev Weiss, Chief Executive Officer (principal executive officer); Director

*
Jeffrey Weiss, President and Chief Operating Officer; Director

*
Stephen J. Smith, Senior Vice President and Chief Financial Officer (principal financial officer)

*
Joseph B. Cipollone, Vice President and Corporate Controller; Chief Accounting Officer (principal accounting officer)

*
Scott S. Cowen, Director

*
Jeffrey D. Dunn, Director

*
Joseph S. Hardin, Jr., Director

*
Stephen R. Hardis, Director

*
Michael J. Merriman, Jr., Director

*
William E. MacDonald, III, Director

*
Charles A. Ratner, Director

*
Jerry Sue Thornton, Director

*Catherine M. Kilbane, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Attorney-in-Fact